UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2009

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) of M/I Homes, Inc. (the “Company”) held on May 5, 2009, the Company’s shareholders approved the adoption of the M/I Homes, Inc. 2009 Annual Incentive Plan (the “2009 Incentive Plan”) and the M/I Homes, Inc. 2009 Long-Term Incentive Plan (the “2009 LTIP”).  The descriptions of the 2009 Incentive Plan and the 2009 LTIP provided below are qualified in their entirety by reference to the complete terms contained in the 2009 Incentive Plan and the 2009 LTIP, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The 2009 Incentive Plan, which will replace the M/I Homes, Inc. 2004 Executive Officers Compensation Plan, will foster and promote the long-term financial success of the Company and its affiliates and increase shareholder value by (1) providing participants an opportunity to earn incentive compensation if specified performance objectives are met, (2) enabling the Company and its affiliates to attract and retain talented employees and (3) maximizing our tax deduction for compensation paid to participants.  A description of the material terms of the 2009 Incentive Plan was included under the caption “Proposal No. 2:  M/I Homes, Inc. 2009 Annual Incentive Plan” in the Company’s definitive proxy statement for the 2009 Annual Meeting as filed with the Securities and Exchange Commission on April 2, 2009 (the “2009 Proxy Statement”).

The 2009 LTIP, which will replace the M/I Homes, Inc. 1993 Stock Incentive Plan as Amended, will promote our long-term financial success and increase shareholder value by motivating performance through incentive compensation.  The 2009 LTIP is intended to encourage participants to acquire ownership interests in the Company, attract and retain talented employees, directors and consultants and enable participants to participate in our long-term growth and financial success.  The 2009 LTIP serves these purposes by making equity- and cash-based awards (“Awards”) available for grant to eligible participants in the form of: (1) nonqualified stock options to purchase Common Shares; (2) incentive stock options to purchase Common Shares; (3) stock appreciation rights; (4) restricted Common Shares; (5) other stock-based Awards – Awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of the Common Shares; and (6) cash-based Awards.  A description of the material terms of the 2009 LTIP was included under the caption “Proposal No. 3:  M/I Homes, Inc. 2009 Long-Term Incentive Plan” in the Company’s 2009 Proxy Statement.

At a regularly scheduled meeting held on May 5, 2009, following the 2009 Annual Meeting, the Board of Directors of the Company amended Article XI of the 2009 LTIP to eliminate the Company’s ability to accelerate the vesting conditions of an Award in the case of an involuntary termination without cause.  The foregoing description of the amendment to the 2009 LTIP is qualified in its entirety by reference to the complete terms of the amendment, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Also at its meeting held on May 5, 2009, the Board of Directors of the Company terminated the M/I Homes, Inc. 2006 Director Equity Incentive Plan following shareholder approval of the 2009 LTIP at the 2009 Annual Meeting.  Awards outstanding under the 2006 Director Equity Incentive Plan will remain in effect in accordance with their respective terms.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Documents
10.1	M/I Homes, Inc. 2009 Annual Incentive Plan

10.2	M/I Homes, Inc. 2009 Long-Term Incentive Plan

10.3	First Amendment to M/I Homes 2009 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2009

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description of Documents
10.1	M/I Homes, Inc. 2009 Annual Incentive Plan

10.2	M/I Homes, Inc. 2009 Long-Term Incentive Plan

10.3	First Amendment to M/I Homes 2009 Long-Term Incentive Plan